                                       Exhibit 11
                          QUIXOTE CORPORATION AND SUBSIDIARIES
                     Computation of Net Earnings Per Average Common
                               and Common Equivalent Share

                                                   For the Three Months Ended
                                                       September 30, 1995
                                                   --------------------------

                                                  Primary          Fully Diluted
                                                  -------          -------------
Net loss as reported                            $(10,562,000)     $(10,562,000)

Add interest expense and deferred charge
 amortization (net of income taxes                                     245,000 (1)
                                                ------------      ------------

Adjusted net loss for computation (A)           $(10,562,000)     $(10,317,000)
                                                ============      ============

Average common shares outstanding would
 be adjusted for the additional shares
 that would be issued assuming conversion of the debentures and exercise of stock options and warrants as follows:

 Weighted average shares outstanding               7,862,944         7,862,944

 Shares assumed issued upon conversion
  of debentures                                                      1,051,316


 Incremental shares outstanding assuming
  exercise of stock options and warrants
  using the treasury stock method                    161,091           171,861
                                                ------------      ------------

 Average common and common equivalent
  shares outstanding (B)                           8,024,035         9,086,121
                                                ============      ============
 Net loss per common and common
  equivalent share (A/B)                              $(1.32)           $(1.14)
                                                      ======            ======
Notes:
------

(1)  The net loss for the fully diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the
8% convertible debentures.

                                       EXHIBIT 11
                          QUIXOTE CORPORATION AND SUBSIDIARIES
                     Computation of Net Earnings Per Average Common
                               and Common Equivalent Share

                                                   For the Three Months Ended
                                                       September 30, 1994
                                                   --------------------------

                                                   Primary         Fully Diluted
                                                   -------         -------------
Net earnings as reported                         $2,088,000         $2,088,000

Add interest expense and deferred charge
 amortization (net of income taxes)                                    245,000 (1)
                                                 ----------         ----------
Adjusted net earnings for computation (A)        $2,088,000         $2,333,000
                                                 ==========         ==========

Average common shares outstanding would
 be adjusted for the additional shares
 that would be issued assuming conversion of the debentures and exercise of stock options and warrants as follows:

 Weighted average shares outstanding              7,810,457          7,810,457

 Shares assumed issued upon conversion
  of debentures                                                      1,051,316

 Incremental shares outstanding assuming
  exercise of stock options and warrants
  using the treasury stock method                   438,567            438,567
                                                  ---------          ---------
Average common and common equivalent
 shares outstanding (B)                           8,249,024          9,300,340
                                                  =========          =========

Net earnings per common and common
 equivalent share (A/B)                                $.25               $.25
                                                       ====               ====

Notes:
------

(1)  Net earnings for the fully diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the
8% convertible debentures.